As filed with the Securities and Exchange Commission on February 26, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE ACTIVE NETWORK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0884962
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10182 Telesis Court

San Diego, CA 92121

(Address of Principal Executive Offices)

2011 EQUITY INCENTIVE PLAN

2011 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Matthew Landa

Chief Executive Officer and Director

The Active Network, Inc.

10182 Telesis Court

San Diego, CA 92121

(858) 964-3800

(Name and Address of Agent For Service)

Copies to:

Kourosh Vossoughi, Esq.

Chief Legal Officer, General Counsel and SVP

David M. Eisler, Esq.

VP, Senior Securities and Corporate Counsel

The Active Network, Inc.

10182 Telesis Court

San Diego, California 92121

Telephone: (858) 964-3800

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2011 Equity Incentive Plan Common Stock, par value $0.001 per share	3,471,339 shares (3)	$4.80	$16,662,428	$2,273
2011 Employee Stock Purchase Plan Common Stock, par value $0.001 per share	626,697 shares (4)	$4.80	$3,008,146	$411
Total:	4,098,036 shares	N/A	$19,670,574	$2,684

(1)	This registration statement shall also cover an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the 2011 Equity Incentive Award Plan (“2011 EIP”) and the 2011 Employee Stock Purchase Plan (“2011 ESPP”) by reason of any stock split, stock dividend or similar adjustment effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	This estimate is made pursuant to Rule 457(c) and 457(h) of the Securities Act for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $4.80, which is the average of the high and low prices for the Registrant’s common stock as reported on The New York Stock Exchange on February 22, 2013.

(3)	The additional shares to be registered by The Active Network, Inc. (the “Registrant”) on this Form S-8 Registration Statement under the 2011 EIP, include 3,133,488 newly authorized shares. The remaining 337,851 shares being registered under the 2011 EIP are shares that were previously available for grant under the Registrant’s 2002 Stock Option/Stock Issuance Plan (the “Prior Plan”). The Registrant previously registered such shares for issuance on Registration Statements on Form S-8 (SEC File No. 333-174498). The Registrant is simultaneously filing a post-effective amendment to deregister such shares from the Registration Statement on Form S-8 previously filed with respect to the Prior Plan; accordingly, the associated registration fees previously paid on these shares under the prior Registration Statements are hereby carried forward to cover a portion of the registration fee due under this Registration Statement.

(4)	The additional shares to be registered by the Registrant on this Form S-8 Registration Statement under the 2011 ESPP are newly authorized shares.

REGISTRATION OF ADDITIONAL SECURITIES

The Active Network, Inc. (the “Company”) filed with the Securities and Exchange Commission the Registration Statement on Form S-8 filed May 25, 2011 (File No. 333-174498), the contents of such prior Registration Statement which are incorporated by reference in this Registration Statement. The Company is hereby registering an additional 3,471,339 shares issuable under the 2011 EIP and an additional 626,697 shares issuable under the 2011 ESPP, none of which have been issued as of the date of this Registration Statement.

Item 8.	Exhibits

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on February 26, 2013.

THE ACTIVE NETWORK, INC.

By:	/s/ Matthew Landa
Matthew Landa
Chief Executive Officer and Director

POWER OF ATTORNEY

Each director and/or officer of The Active Network, Inc. whose signature appears below constitutes and appoints Matthew Landa and Scott Mendel, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Matthew Landa Matthew Landa	Chief Executive Officer and Director (principal executive officer)	February 26, 2013

/s/ Scott Mendel Scott Mendel	Chief Financial Officer (principal financial and accounting officer)	February 26, 2013

/s/ David Alberga David Alberga	Executive Chairman and Chairman of the Board	February 26, 2013

/s/ Thomas N. Clancy Thomas N. Clancy	Director	February 26, 2013

/s/ Bruns H. Grayson Bruns H. Grayson	Director	February 26, 2013

/s/ Stephen L. Green Stephen L. Green	Director	February 26, 2013

/s/ Joseph Levin Joseph Levin	Director	February 26, 2013

/s/ Edward Neppl Edward Neppl	Director	February 26, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of The Active Network, Inc. (incorporated by reference from Exhibit 3.2 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

4.2	Amended and Restated Bylaws of The Active Network, Inc. (incorporated by reference from Exhibit 3.4 to the Registrant’s Form S-1, filed with the SEC on February 14, 2011, File No. 333-172254).

5.1	Opinion of Counsel.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (filed as a part of Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1(1)	2011 Equity Incentive Plan.

99.1(2)	2011 Employee Stock Purchase Plan.

(1)	Incorporated by reference to Exhibit 10.16 to the Registrant’s registration statement on Form S-1/A (File No. 333-172254) filed on May 5, 2011.
(2)	Incorporated by reference to Exhibit 10.20 to the Registrant’s registration statement on Form S-1/A (File No. 333-172254) filed on May 5, 2011.